POWER OF ATTORNEY

 Know all by these presents, that the undersigned hereby

constitutes and appoints each of Brian R. Ervine and Anita T.

Moseley, or either of them signing singly, and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

(1)  prepare, execute in the undersigned's name and on the

undersigned's behalf, and submit to the U.S. Securities and

Exchange Commission (the "SEC") a Form ID, including

amendments thereto, and any other documents necessary or

 appropriate to obtain codes and passwords enabling the

undersigned to make electronic filings with the SEC of

reports required by Section 16(a) of the Securities Exchange

Act of 1934 or any rule or regulation of the SEC;

(2)  execute for and on behalf of the undersigned, in the

undersigned's capacity as an officer and/or director of

Evolving Systems, Inc. (the "Company"), Forms 3, 4, and 5 in

accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(3)  do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete

and execute any such Form 3, 4, or 5, complete and execute

any amendment or amendments thereto, and timely file such

form with the SEC and any stock exchange or similar

authority; and

(4)  take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-

fact, may be of benefit to, in the best interest of, or

legally required by, the undersigned, it being understood

that the documents executed by such attorney-in-fact on

behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and

conditions as such attorney-in-fact may approve in such

attorney-in-fact's discretion.

 The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the ndersigned might or could do if personally present, with full power of substitution or revocation,

hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the

Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

 This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and

5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing

attorneys-in-fact.

 IN WITNESS WHEREOF, the undersigned has caused this Power of

Attorney to be executed as of this 30th day of January, 2004.

       /s/ STEVE B. WARNECKE

       Steve B. Warnecke